Exhibit 10.5

AMENDMENT

TO THE PROMISSORY NOTE DATED December 14, 2017, as amended December 18, 2017

The Parties entered into a 5% Convertible Note Dated December 14, 2017 in the Original Principal Amount of $500,000 (the “Note”) by and between BioLargo, Inc. (“Company”) and Vista Capital Investments, LLC (“Holder”) (together referred to as the “Parties”).

WHEREAS, on January 7, 2019 the Outstanding Balance of the Note is $550,091.

The Parties hereby agree to amend the Note as follows:

Maturity: The Maturity Date of the Note shall be extended to April 15, 2019. In consideration for the extension, the Outstanding Balance of the Note shall increase by ten percent from $550,091 to $605,100.

Conversion Price: The Conversion Price shall be redefined to equal 80% of the lowest close bid price during the twenty-five (25) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC Pink, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Prepayment:     At any time while this note is outstanding, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder 115% of the Outstanding Balance, (ii) such amount must be paid in cash or in freely tradeable common shares (calculated at the Conversion Price) on the next business day following such 10 business day notice period, and (iii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

Default Effect:     Upon the occurrence of any Event of Default and upon notice by Holder, the Outstanding Balance shall immediately and automatically increase to 125% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Sum”). Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Outstanding Balance, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Miscellaneous.

(a)     Effect of Amendment. Except to the extent the Note is modified by this Amendment, the remaining terms and conditions of the Note shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Note and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

(b)     Entire Agreement. The Note, together with this Amendment, embodies the entire understanding between the parties hereto with respect to its subject matter and can be changed only by an instrument in writing signed by the parties hereto.

(c)     Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please indicate acceptance and approval of this amendment dated January 7, 2019 by signing below:

/s/Dennis Calvert	/s/David Clark
_________________________	____________________________
Dennis Calvert	David Clark
BioLargo, Inc.	Vista Capital Investments, LLC
Chief Executive Officer	Principal